Exhibit 4.2

CASPER SLEEP INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

dated

February 4, 2019

i

6.4.	Titles and Subtitles	22
6.5.	Notices	22
6.6.	Amendments and Waivers	23
6.7.	Severability	23
6.8.	Aggregation of Stock	24
6.9.	Additional Investors	24
6.10.	Entire Agreement	24
6.11.	Dispute Resolution	24
6.12.	Delays or Omissions	24
6.13.	Acknowledgment	24
6.14.	Further Assurances	25
6.15.	Costs of Enforcement	25
6.16.	Waiver of First Offer Rights	25

ii

CASPER SLEEP INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of February 4, 2019 by and among Casper Sleep Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”, and the Founders listed on Schedule B hereto, each of which is referred to in this Agreement as a “Founder”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess information rights, rights of first offer, and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of May 23, 2017 between the Company and such Investors (the “Prior Agreement”);

WHEREAS, the Existing Investors constitute (i) the Requisite Investors (as defined in the Prior Agreement), (ii) holders of a majority of the outstanding shares of Series B Preferred Stock and (iii) holders of a majority of the outstanding shares of Series C Preferred Stock, and desire to amend and restate the Prior Agreement in its entirety, to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement and to waive the rights of first offer pursuant to Section 4.1 of the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series D Preferred Stock Purchase Agreement of even date herewith between the Company and certain of the Investors (as amended from time to time, the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, the Requisite Investors, and the Company;

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be amended and restated, and the parties to this Agreement further agree as follows:

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      Definitions.  For purposes of this Agreement:

1.1.                            “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2.                            “Board” means the board of directors of the Company.

1.3.                            “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended or amended and restated from time to time.

1.4.                            “Class A Common Stock” means shares of the Company’s class A common stock, par value $0.000001 per share.

1.5.                            “Class B Common Stock” means shares of the Company’s class B common stock, par value $0.000001 per share.

1.6.                            “Common Stock” means the Class A Common Stock and Class B Common Stock.

1.7.                            “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.8.                            “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly) Common Stock, including options and warrants.

1.9.                            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.10.                     “Excluded Registration” means: (i) a registration relating to the sale of securities to service providers of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.11.                     “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

2

1.12.                     “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC..

1.13.                     “GAAP” means generally accepted accounting principles in the United States.

1.14.                     “Holder” means any Investor who holds Registrable Securities and who is a party to this Agreement.

1.15.                     “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.16.                     “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.17.                     “Liquidation Event” has the meaning ascribed thereto in the Certificate of Incorporation (and if such term is not defined in the then current Certificate of Incorporation, such term shall have the meaning last set forth in the certificate of incorporation of the Company).

1.18.                     “Major Investor” means any Investor holding shares of Preferred Stock with an aggregate Original Issue Price (as defined in the Certificate of Incorporation) of at least $1,000,000.

1.19.                     “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into, or exercisable for, such equity securities.

1.20.                     “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.21.                     “Preferred Directors” has the meaning assigned to such term in the Certificate of Incorporation.

1.22.                     “Preferred Stock” means, collectively, shares of Series Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

1.23.                     “Qualified IPO” has the meaning ascribed thereto in the Certificate of Incorporation (and if such term is not defined in the then current Certificate of Incorporation, such term shall have the meaning last set forth in the certificate of incorporation of the Company).

1.24.                     “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or

3

issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) the Common Stock held by the Founders, provided, however, that for the purposes of Section 2.1, 2.10 and 6.6, the shares of Common Stock held by the Founders shall not be deemed Registrable Securities; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.12 of this Agreement.

1.25.                     “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.26.                     “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.13(b).

1.27.                     “Requisite Investors” means Investors holding at least a majority of the voting power of the Registrable Securities then outstanding, voting as a single class.

1.28.                     “SEC” means the Securities and Exchange Commission.

1.29.                     “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.30.                     “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.31.                     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.32.                     “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel and the Selling Founder Counsel borne and paid by the Company as provided in Section 2.6.

1.33.                     “Series Seed Preferred Stock” means shares of the Company’s Series Seed Preferred Stock, par value $0.000001 per share.

1.34.                     “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.000001 per share.

1.35.                     “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.000001 per share.

4

1.36.                     “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.000001 per share.

1.37.                     “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.000001 per share.

1.38.                     “Stock Sale” shall mean a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

2.                                      Registration Rights.  The Company covenants and agrees as follows:

2.1.                            Demand Registration.

(a)                                 Form S-1 Demand.  If at any time after the earlier of (i) five years after the date of this Agreement or (ii) six months after the effective date of the registration statement for a Qualified IPO, the Company receives a request from Holders of a majority of the voting power of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to Registrable Securities having an anticipated aggregate offering price, net of Selling Expenses, in excess of $10,000,000 and an offering price of at least $10 per share, then the Company shall (x) within twenty (20) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within thirty (30) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(b)                                 Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of the Registrable Securities that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1,000,000, then the Company shall (i) within twenty (20) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(c)                                  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to

5

either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period with respect to a registration pursuant to Section 2.1(a), or once in any twelve (12) month period, with respect to a registration pursuant to Section 2.1(b); and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d)                                 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that (i) the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is sixty (60) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2.                            Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders and the Founders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder and Founder notice of such registration.  Upon the request of each Holder or Founder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder or Founder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder or Founder has elected to include Registrable Securities in such registration.  The expenses (other

6

than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3.                            Underwriting Requirements.

(a)                                 If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in voting interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the underwriting.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ or Founders’ Registrable Securities in such underwriting unless the Holders or Founders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders and selling Founders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder and selling Founder or in such other proportions as shall mutually be agreed to by all such selling Holders and selling Founders.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the

7

underwriters may round the number of shares allocated to any Holder or Founder to the nearest one hundred (100) shares.  Notwithstanding the foregoing provisions of this Section 2.3(b), in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is a Qualified IPO, in which case the selling Holders and selling Founders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.  For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder or selling Founder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder or Founder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder” or “selling Founder,” and any pro rata reduction with respect to such “selling Holder” or “selling Founder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder” or “selling Founder,” as defined in this sentence.

2.4.                            Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the voting power of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders and selling Founders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders and Founders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders or selling Founders; provided that the Company shall not be required to qualify to do business or to file a general

8

consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders and selling Founders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders and selling Founders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                                     notify each selling Holder and selling Founder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                                    after such registration statement becomes effective, notify each selling Holder and selling Founder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5.                            Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder or selling Founder that such Holder or Founder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder or Founder’s Registrable Securities.

9

2.6.                            Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”); and the reasonable fees and disbursements of one counsel for the selling Founders (“Selling Founder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the voting power of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the voting power of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition or business of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b).  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders and Founders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7.                            Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.                            Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder and selling Founder, and the partners, members, officers, directors, and stockholders of each such Holder and Founder; legal counsel and accountants for each such Holder and Founder; any underwriter (as defined in the Securities Act) for each such Holder and Founder; and each Person, if any, who controls such Holder or Founder, or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, Founder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder or Founder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

10

(b)                                 To the extent permitted by law, each selling Holder and selling Founder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder or Founder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder or other Founder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder or selling Founder expressly for use in connection with such registration; and each such selling Holder or selling Founder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder or of the Founder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder or Founder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the net proceeds from the offering received by such Holder or Founder, except in the case of fraud or willful misconduct by such Holder or Founder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for

11

indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder or Founder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder or Founder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder or Founder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder or Founder pursuant to Section 2.8(b), exceed the net proceeds from the offering received by such Holder or Founder, except in the case of willful misconduct or fraud by such Holder or Founder.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company, Holders and Founders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9.                            Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for a Qualified IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

12

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for a Qualified IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10.                     Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.9.

2.11.                     “Market Stand-off” Agreement.  Each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Registrable Securities (or other securities) of the Company held by such Holder (other than those included in the registration) during the period from the filing of a registration statement of the Company filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act for the Company’s initial public offering (the “IPO”) through the end of the 180-day period following the effective date of the registration statement (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).  The obligations described in this Section 2.11 shall apply only to the IPO, shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future, and shall only be applicable to the Holders if all officers and directors enter into or are bound by similar agreements.  The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.13(b) with respect to the shares of Registrable Securities (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period.  Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.11.  The Company shall use commercially reasonable efforts to cause all greater than one percent (1%) stockholders of the Company to enter into or be bound by a lockup agreement similar to that contained in this

13

Section 2.11.  In the event any officer, director or stockholder is released from its obligations described in this Section 2.11 or such similar lockup provisions, as applicable, all Holders shall be similarly and proportionately released (based upon the number of Registrable Securities then outstanding that are held) from their respective obligations described in this Section 2.11.

2.12.                     Termination of Registration Rights.  The right of any Holder or Founder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a)                                 such time as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(b)                                 the third anniversary of a Qualified IPO.

2.13.                     Restrictions on Transfer.

(a)                                 The Preferred Stock and the Registrable Securities or any beneficial interest therein shall not be sold, pledged, transferred or otherwise disbursed, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such assignment, sale, pledge, transfer or other disposition, except upon the conditions (i) specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act, and (ii) contained in the Company’s Bylaws or its Certificate of Incorporation.  A transferring Holder will cause any proposed assignee, purchaser, pledgee, or transferee of the Preferred Stock or the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.13(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE OFFERED, ASSIGNED, SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN AMENDED AND RESTATED INVESTORS’ RIGHTS

14

AGREEMENT AND THE BYLAWS OF THE COMPANY, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.

(c)                                  The holder of each certificate representing Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed assignment, sale, pledge, transfer or other disposition of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such assignment, sale, pledge, transfer or other disposition.  Each such notice shall describe the manner and circumstances of the proposed assignment, sale, pledge, transfer or other disposition in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either: (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed assignment, sale, pledge, transfer or other disposition of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed assignment, sale, pledge, transfer or other disposition of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to assign, sell, pledge, transfer or otherwise dispose of such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder transfers Restricted Securities to an Affiliate of such Holder for (i) no consideration or (ii) without a change in beneficial ownership; provided, that each transferee agrees in writing to be subject to the terms of this Section 2.  Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.13(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

3.                                      Information and Inspection Rights.

3.1.                            Delivery of Financial Statements.  At the written request of a Major Investor, the Company shall deliver to such Major Investor, provided that the Board has not reasonably determined that such Major Investor is a competitor of the Company, further provided, that Institutional Venture Partners XV, L.P. (“IVP”) and New Enterprise Associates 14, Limited Partnership (“NEA”) and their respective Affiliates will not be deemed a competitor based solely upon investments in other portfolio companies:

15

(a)                                 as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company; provided, however, that the Company need not provide audited financial statements for any fiscal year prior to the Company’s 2015 fiscal year; provided, further, however, that such audit requirement may be waived by approval of the Board, including at least one of the Preferred Directors;

(b)                                 as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, (i) unaudited statements of income and of cash flows for such fiscal quarter, (ii) an unaudited balance sheet and (iii) a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements (A) may be subject to normal year-end audit adjustments and (B) need not contain all notes thereto that may be required in accordance with GAAP);

(c)                                  as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of such fiscal year, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company or being true, complete, and correct;

(d)                                 with respect to the financial statements called for in Section 3.1(a) and Section 3.1(b), an instrument executed by the chief financial officer, if any, and chief executive officer on behalf of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(e)                                  if, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under

16

this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2.                            Inspection.  The Company shall permit each Major Investor (provided that the Board has not reasonably determined that such Major Investor is a competitor of the Company, provided, that IVP and NEA and their respective Affiliates will not be deemed a competitor based solely upon investments in other portfolio companies), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3.                            Termination of Information and Inspection Rights.  The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of a Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, (iii) upon a Stock Sale, or (iv) upon a Liquidation Event, whichever event occurs first.

3.4.                            Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement) or otherwise furnished by or on behalf of the Company to such Investor in connection with its investment in the Company or in such Investor’s capacity as a stockholder of the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information: (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser, approved in advance by the Board (such approval not to be unreasonably withheld), of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided, that such Investor informs such Person that such information is confidential and requires such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided, that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.  The Company shall not be required to comply with any information or inspection rights of this Section 3 in respect of any Holder whom the Board has reasonably determined is a competitor of the Company, further provided, that IVP and NEA and their

17

respective Affiliates will not be deemed a competitor based solely upon investments in other portfolio companies.

3.5.                            Waiver of Statutory Information Rights.  Each Investor that is not a Major Investor (each, a “Non-Major Investor”) acknowledges and understands that, but for the waiver made herein, such Non-Major Investor would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the Delaware General Corporation Law (any and all such rights, and any and all such other rights of such Non-Major Investor as may be provided for in Section 220, the “Inspection Rights”).  In light of the foregoing, until the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, each Non-Major Investor hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.  The foregoing waiver applies to the Inspection Rights of such Non-Major Investor in Non-Major Investor’s capacity as a stockholder and shall not affect any rights of a director, in his or her capacity as such, under Section 220.  The foregoing waiver shall not apply to any contractual inspection rights of such Non-Major Investor under any written agreement with the Company.

4.                                      Rights to Future Stock Issuances.

4.1.                            Right of First Offer.  Subject to the terms and conditions of this Section 4 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor that is an “accredited investor” (as defined Rule 501(a) under the Securities Act).  A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.  For the avoidance of doubt, a Major Investor that is not an “accredited investor” shall not have any right to be offered or to purchase New Securities from the Company pursuant to this Section 4.

(a)                                 The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)                                 By notification to the Company within ten (10) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the product of (x) the aggregate number of New Securities, multiplied by (y) a fraction, the numerator of which is the aggregate number of Registrable Securities then held by such Major Investor and the denominator of which is the total number of shares of Common Stock of the Company then issued and outstanding (assuming the conversion into Common Stock of all

18

outstanding shares of Preferred Stock and any other securities convertible into Common Stock, if any, and the full conversion and/or exercise of all other Derivative Securities (which amount shall include all shares reserved for issuance under the Company’s 2014 Equity Incentive Plan)).  At the expiration of such ten (10) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise.  During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the product of (x) the aggregate number of New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors, multiplied by (y) a fraction, the numerator of which is the aggregate number of Registrable Securities then held by such Fully Exercising Investor and the denominator of which is the total number of Registrable Securities held by all Fully Exercising Investors who wish to purchase such unsubscribed shares.  The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c)                                  If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d)                                 The right of first offer in this Section 4.1 shall not be applicable to: (i) Exempted Securities (as defined in the Certificate of Incorporation); (ii) shares of Common Stock issued in a Qualified IPO; and (iii) the issuance of shares of Series D Preferred Stock pursuant to the Purchase Agreement.

4.2.                            Termination.  The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) upon the closing of a Stock Sale, (ii) upon the closing of a Liquidation Event, (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iv) upon a Qualified IPO, whichever event occurs first.

5.                                      Additional Covenants.

5.1.                            Employee Agreements.  The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement in form and substance satisfactory to the Board, including at least one of the Preferred Directors, which, in the case of employees, shall contain, to the extent permitted by applicable law, a one (1) year non-solicitation

19

of the Company’s customers and employees.  In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board, including at least one of the Preferred Directors.

5.2.                            Employee Stock.  Unless otherwise approved by the Board, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, (ii) no acceleration of vesting, and (iii) a customary market stand-off provision.  In addition, unless otherwise approved by the Board, the Company shall retain a “right of first refusal” on employee transfers until a Qualified IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.3.                            Board Matters.  Unless otherwise determined by the vote of a majority of the directors then in office, including at least one of the Preferred Directors, the Board shall meet at least quarterly in accordance with an agreed-upon schedule.  The Company shall reimburse the non-employee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board and performing other activities performed requested by the Company or the Board.

(a)                                 The Company agrees it shall enter into a form of indemnification agreement with each current and future Series A Director (as defined in the Certificate of Incorporation) in a form acceptable to NEA.

5.4.                            Qualified Small Business Stock.  The Company shall use commercially reasonable efforts to cause the shares of Series Seed Preferred Stock, Series A Preferred Stock and Series B Preferred Stock, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Code to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board determines, in its good faith business judgment, that such qualification is inconsistent with the best interests of the Company or is unduly burdensome to the Company.  In addition, within twenty (20) business days after any Major Investor has delivered to the Company a written request therefor, the Company shall deliver to such Major Investor a written statement indicating whether the Series Seed Preferred Stock, Series A Preferred Stock and/or Series B Preferred Stock constitutes “qualified small business stock” as defined in the Code.  The Company’s obligation to furnish a written statement pursuant to this section shall continue notwithstanding the fact that a class of the Company’s stock may be traded on an established securities market.

5.5.                            Real Property Holding Corporation.  The Company shall provide reasonably prompt notice to each Major Investor following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation.  In addition, upon a written request by any Major Investor, the Company shall provide such Major Investor with a written statement informing such Major

20

Investor whether such Major Investor’s interest in the Company constitutes a United States real property interest.  The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made.  The Company’s written statement to any Major Investor shall be delivered to such Major Investor within twenty (20) business days of such Major Investor’s written request therefor.  The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

5.6.                            Successor Indemnification Matters.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.7.                            Termination of Covenants.  The covenants set forth in this Section 5, except for Section 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of a Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, (iii) upon a Stock Sale, or (iv) upon a Liquidation Event, whichever event occurs first.

6.                                      Miscellaneous.

6.1.                            Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder or Founder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder or a Founder; (ii) is a Holder or Founder’s Immediate Family Member or trust for the benefit of an individual Holder or Founder, or one or more of such Holder or Founder’s Immediate Family Members; or (iii) after such transfer, holds at least 2% of the Registrable Securities then outstanding; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder or Founder; (2) who is a Holder or Founder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or Founder or such Holder or Founder’s Immediate Family Member shall be aggregated together with those of the transferring Holder or Founder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted

21

assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2.                            Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

6.3.                            Counterparts; Delivery.  This Agreement may be (i) executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and (ii) executed by electronic signature which shall be deemed an original signature.  Any signatures, counterparts or otherwise, may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4.                            Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5.                            Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5.  If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036, Attention: Sacha Ross.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor, Holder and Founder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law, the Certificate of Incorporation or the Company’s Bylaws by (i) facsimile telecommunication to the facsimile number set forth on Schedule A or Schedule B (or to any other facsimile number for the Investor, Holder or Founder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Schedule A or Schedule B (or to any other electronic mail address for the Investor, Holder or Founder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor or Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor, Holder or Founder.  This consent may be revoked by an Investor, Holder or Founder by written notice to the

22

Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

6.6.                            Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Investors; provided, that the Company may in its sole discretion waive compliance with Section 2.13(c); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  Notwithstanding the foregoing, (i) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that, subject to clause (iv) of this Section 6.6, a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transactions), (ii) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any series of Preferred Stock without the written consent of the holders of a majority of such series of Preferred Stock, unless such amendment, termination, or waiver applies to all series of Preferred Stock in the same fashion, (iii) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Founder without the written consent of such Founder, unless such amendment, termination, or waiver applies to all Founders in the same fashion; provided, that the rights afforded to Founders in Section 2 may be amended, terminated or waived with the written consent of the Founders holding shares representing a majority of the voting power of the shares held by all Founders; and (iv) if any Investor purchases securities in a transaction in respect of which Section 4.1 has been waived without the consent of the holders of a majority of the outstanding Series B Preferred Stock, the holders of a majority of the outstanding Series C Preferred Stock and the holders of a majority of the outstanding Series D Preferred Stock, each Major Investor shall be given the opportunity, exercisable within 30 days following the initial closing of such transaction, to purchase their pro rata share (as such term is used in Section 4.1, of such securities in such transaction (measured as of prior to such initial closing); provided, however, that such pro rata share will be subject to proportionate cut-back in the event that the Holders are not given the opportunity to purchase their respective full pro rata share in such transaction.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7.                            Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

23

6.8.                            Aggregation of Stock.  All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights of Investor under this Agreement and Investor and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

6.9.                            Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder.  No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10.                     Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.  Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement and shall be of no further force or effect.

6.11.                     Dispute Resolution.  The parties hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.  Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of New York or any court of the State of New York having subject matter jurisdiction.

6.12.                     Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13.                     Acknowledgment.  The Company acknowledges that the Investors are in the business of venture capital and private equity investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services that are adverse to or compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict any Investor or any Affiliate thereof from investing or participating in any particular enterprise whether or not such enterprise has products or services that are adverse to or compete, directly or indirectly, with those of the Company.

24

6.14.                     Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.15.                     Costs of Enforcement.  If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

6.16.                     Waiver of First Offer Rights.  The Company and the Existing Investors hereby waive, on behalf of all Major Investors, the Major Investors’ rights of first offer set forth in Section 4.1 with respect to the issuance and sale of the securities to be sold by the Company pursuant to the Purchase Agreement (and the Common Stock issuable upon the conversion of such securities) (including any notice provisions applicable thereto).

(Signature Page Follows)

25

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

CASPER SLEEP INC.

By:	/s/
Name:	Philip Krim
Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RED CART VENTURES LLC

By: Target Corporation, its Sole Member

By:	/s/
Name:	Pamela Tomczik
Title:	VP Corporate Development, Integration and Enterprise Partnerships

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INSTITUTIONAL VENTURE PARTNERS XV EXECUTIVE FUND, L.P.

By: Institutional Venture Management XV, LLC
Its: General Partner

By:	/s/
	Name:	Dennis Phelps
	Title:	Managing Director

INSTITUTIONAL VENTURE PARTNERS XV, L.P.

By: Institutional Venture Management XV, LLC
Its: General Partner

By:	/s/
	Name:	Dennis Phelps
	Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NEW ENTERPRISE ASSOCIATES 14, LIMITED PARTNERSHIP

By: NEA Partners 14, Limited Partnership, its general partner

By: NEA 14 GP, LTD, its general partner

By:	/s/
	Name:	Louis S. Citron
	Title:	Chief Legal Officer

NEA VENTURES 2014, LIMITED PARTNERSHIP

By:	/s/
	Name:	Louis S. Citron
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NORWEST VENTURE PARTNERS XII, LP

By:	Genesis VC Partners XII, LLC,
its General Partner
By:	NVP Associates, LLC,
its Managing Member

By:	/s/
	Name:	Jeff Crowe
	Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

G-BAR VENTURES LLC
By:	G-Bar Ventures Management LLC

	By:	Matthew I. Gray Revocable Trust U/A/D 11/3/97
	Its:	Member

By:	/s/
	Name:	Matthew I. Gray not individually, but solely as trustee
	Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CORRELATION VENTURES P, LLC
By: PROOF GP, LLC, its general partner

By:	/s/
	Name:	Thanasis Delisthatis
	Title:	Managing Member

CVC1 P, LLC
By: PROOF GP, LLC, its general partner

By:	/s/
	Name:	Thanasis Delisthatis
	Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ASPREY VENTURES LTD

By:	/s/
Name:	Micaela Gomez
Title:	POA

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BELLFAIR INVESTMENT PARTNERS LLLP

By:	/s/
Name: Thomas Devereaux Bell Jr.
Title: Manager of Bellfair Management LLC, its General Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PRIMATEC HOLDINGS INC

By:	/s/
Name:	Rene A Morales
Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DOWN COMPANY ILLINOIS, LLC

By:	/s/
Name:	Harvey Silverstone
Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

KPC VENTURE CAPITAL LLC

By:	/s/
Name:	Robert Kraft
Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MARKET TREND INTERNATIONAL LIMITED

By:	/s/
Name:	Mr. Lau Leun Hung
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JJN INVESTMENTS NO 2 LP

By:	/s/
Name:	John H. Duncan Jr.
Title:	President of JJN GP LLC, its General Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LANGE DISPOSITIVE TRUST U/A DTD JULY 26 2018

By:	/s/
Name:	David Shapiro
Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MAR PARTNERS LP

By:	/s/
Name:	Jaime Gonzalez Solana
Title:	Authorized Signer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MILLPOND TRUST

By:	/s/
Name:	Robert Schoff
Title:	Chief Financial Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

WOODBURN MANAGEMENT II LTD.

By:	/s/
Name:	Francisco Ernesto Fernadez Holmann
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JAK II LLC

By:	/s/
Name:	Jonathan A. Kraft
Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

TWO R LLC

By:	/s/
Name:	Robert Kraft
Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:

WOODBURN MANAGEMENT I LTD.

By:	/s/
Name:	Francisco Ernesto Fernadez Holmann
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LION VENTURE HOLDINGS LLC

By:	/s/
Name:	Omar Raucci
Title:	Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DTR LLC

By:	/s/
Name:	Dani Reiss
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CHELT TRADING LIMITED

By:	/s/
Name:	Rafael Urquia II
Title:	Secretary

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FINVASCO CAPITAL MANAGEMENT LLC

By:	/s/
Name:	Edward Shenderovich
Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FOURTEEN PE SLEEP, LLC

By:	/s/
Name:	Todd Wade
Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CORRELATION VENTURES L.P.
as nominee for Correlation Ventures, L.P. Correlation Ventures Executive Fund, L.P.
By: Correlation Ventures GP, LLC

By:	/s/
	Name:	Trevor F. Kienzle
	Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LERER HIPPEAU VENTURES SELECT FUND, LP

General Partner: Lerer Hippeau Ventures Select Fund GP, LLC

By:	/s/
	Name:	Eric Hippeau
	Title:	Managing Member

LERER VENTURES III, LP

By: Lerer Ventures III GP, LLC, its general partner

By:	/s/
	Name:	Eric Hippeau
	Title:	Managing Member

LERER VENTURES III-B, LP

By:	/s/
	Name:	Eric Hippeau
	Title:	Managing Member

LERER VENTURES III-A, LP

By:	/s/
	Name:	Eric Hippeau
	Title:	Managing Member

LERER VENTURES CS, LLC

By: Lerer Ventures CS Manager, LLC

By:	/s/
	Name:	Eric Hippeau
	Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

FOUNDERS:

/s/
Philip A. Krim

/s/
Neil J. Parikh

/s/
Timothy L. Sherwin

/s/
Jeffrey R. Chapin

/s/
Gabriel B. Flateman

/s/
Philip Krim 2015 Family Trust

/s/
Philip Krim 2015 GRAT

/s/
Philip Krim 2017 GRAT

/s/
Philip Krim GST-Exempt Trust

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

FOUNDERS:

/s/
Neil J. Parikh 2015 Family Trust

/s/
Neil J. Parikh 2017 GRAT I

/s/
Neil J. Parikh 2017 GRAT II

/s/
Neil J. Parikh 2018 GRAT I

/s/
Neil J. Parikh 2018 GRAT II

/s/
Neil J. Parikh GST-Exempt Trust

/s/
Gabriel B. Flateman 2015 Family Trust

/s/
T. Luke Sherwin 2015 Family Trust

/s/
Jeffrey R. Chapin 2015 Family Trust

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INVESTX SERIES C-1, A SERIES OF INVESTX MASTER LLC

By:	/s/ Marcus New
Name:	Marcus New
Title:	CEO

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CLAPHAM COMMERCIAL S.A.

By:	/s/ André Terlinden
Name:	André Terlinden
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LINK IM II, LLC

By:	/s/ Doo Shik Shin
Name:	Doo Shik Shin
Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT